SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2005

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11921	94-2844166
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective January 3, 2005, E*TRADE Financial Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with Dennis Webb regarding his employment as President, Capital Markets Division of the Company. The Agreement provides for a three year term of employment which will automatically renew for one year periods; potential acceleration of equity compensation grants in certain circumstances; potential severance arrangements in the event of an involuntary termination of employment without cause during a change in control period or outside a change in control period (as those terms are defined in the Agreement) and an agreement not to compete by accepting employment with certain enumerated competitors. Mr. Webb’s current base salary of $575,000 per year is also set forth in the Agreement. Mr. Webb’s Employment Agreement is in the form attached to the Company’s Current Report on Form 8-K filed on September 3, 2004, as Exhibit 10.64.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors has elected Mr. Dennis Webb, 39, as the President, Capital Markets Division, with such election effective January 3, 2005. In this role, Mr. Webb will oversee all of the Company’s capital markets (formerly referred to as institutional) lines of business, including both banking and brokerage capital markets. Mr. Webb will be a Section 16 officer. Mr. Webb has been employed by the Company since 2000. Immediately prior to taking this role, Mr. Webb held the title of Executive Vice President, Capital Markets – Banking. Mr. Webb has also served in the roles of Asset Liability Manager, Head of Whole Loan Secondary Markets and President of E*TRADE Global Asset Management. Prior to joining E*TRADE FINANCIAL, Mr. Webb was employed for five years by AllFirst Financial, Inc. as Senior Vice President of Asset Liability Management. Mr. Webb will report to President and COO R. Jarrett Lilien.

Effective January 3, 2005, the Board of Directors has also altered the responsibilities of two additional executive officers. Louis A. Klobuchar, Jr., formerly the Company’s Chief Brokerage Officer, has become the Company’s President, Financial Services Division. As Chief Brokerage Officer, Mr. Klobuchar oversaw all aspects of the Company’s retail and institutional brokerage lines of business. In his new role, Mr. Klobuchar will oversee all of the Company’s retail lines of business, including both banking and brokerage products and services. Arlen W. Gelbard, formerly the Company’s Chief Banking Officer, has become the Company’s Chief Administrative Officer. As Chief Banking Officer, Mr. Gelbard oversaw all aspects of the Company’s retail and institutional banking lines of business. In his new role, Mr. Gelbard will oversee all of the Company’s administrative and risk functions, including internal audit, human resources, compliance, security and facilities. He will also remain President of E*TRADE Bank. The material terms and conditions of the employment agreements for each of Mr. Klobuchar and Mr. Gelbard, a form of which was attached as Exhibit 10.64 to the Company’s Current Report on Form 8-K filed on September 3, 2004, remain unchanged. Biographical information for each of Mr. Klobuchar and Mr. Gelbard is available in the Company’s Definitive Proxy Statement for its 2004 Annual Meeting filed April 29, 2004, and is incorporated herein by reference from that document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date: January 6, 2005	By:	/s/ RUSSELL S. ELMER
	Name:	Russell S. Elmer
	Title:	Corporate Secretary